Filed pursuant to Rule 424(b)(3)

Registration No. 333-295204

PROSPECTUS

$375,000,000
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

Resale of Up To 36,999,134 Shares of Common Stock By
the Selling Securityholders

This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, warrants, purchase contracts and units that we may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before you invest.

This prospectus also relates to the resale from time to time by the selling securityholders named in this prospectus or their permitted transferees (collectively, the “Selling Securityholders”) of up to an aggregate of 36,999,134 shares of common stock of Battalion Oil Corporation (“we,” “our,” “us,” or the “Company”), a Delaware corporation, par value $0.0001 per share (“Common Stock”), which consists of (i) 5,935,377 shares of Common Stock for the account of the Selling Securityholders named in this prospectus and (ii) 31,063,757 shares of Common Stock issuable upon the conversion of the Company’s Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), Series A-1 Preferred Stock, par value $0.0001 per share (“Series A-1 Preferred Stock”), Series A-2 Preferred Stock, par value $0.0001 per share (“Series A-2 Preferred Stock”), Series A-3 Preferred Stock, par value $0.0001 per share (“Series A-3 Preferred Stock”) and Series A-4 Preferred Stock, par value $0.0001 per share (“Series A-4 Preferred Stock,” and, together with the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, and Series A-3 Preferred Stock, the “Redeemable Convertible Preferred Stock”) issued by the Company. The shares of Common Stock held by the Selling Securityholders and underlying the Redeemable Convertible Preferred Stock held by the Selling Securityholders and registered by this prospectus are referred to herein as the “Registrable Securities.” For purposes of clause (ii), the number of shares issuable upon conversion is calculated as of April 4, 2026 in accordance with the applicable certificates of designations, including any adjustments applicable as of such date, and includes an additional 4,625,909 shares of Common Stock that the Company has estimated in good faith as the maximum number of shares of Common Stock issuable upon conversion of the Redeemable Convertible Preferred Stock.

We will not receive any proceeds from the sale of the Registrable Securities by the Selling Securityholders.

Additional details regarding the Selling Securityholders are set forth in this prospectus under “Selling Securityholders.”

We are registering the offer and sale by the Selling Securityholders of the Registrable Securities to satisfy certain registration rights granted in favor of the Selling Securityholders. Our registration of the Registrable Securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the Registrable Securities. The Selling Securityholders or their permitted transferees may offer, sell or distribute all or a portion of the Registrable Securities registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. See the section of this prospectus titled “Plan of Distribution” for more information about how the Selling Securityholders may sell the Registrable Securities. We will pay certain offering fees and expenses and fees in connection with the registration of the Registrable Securities and will not receive any of the proceeds from the sale of the Registrable Securities by the Selling Securityholders. See the section of this prospectus titled “Use of Proceeds” for more information. The Selling Securityholders will pay any discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the Registrable Securities.

Sales of the Registrable Securities by the Selling Securityholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Securityholders may sell Registrable Securities to or through underwriters, broker-dealers or agents. The sale of the Registrable Securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Our shares of Common Stock are listed on the NYSE American exchange under the symbol “BATL”.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Investing in our securities involves risks. You should consider the risk factors referred to in the section entitled “Risk Factors” on page 10 of this prospectus and in any prospectus supplement hereto, as well as documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2026.

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, (i) we may sell common stock, preferred stock, depositary shares, warrants, purchase contracts or units in one or more offerings up to an aggregate initial offering price of $375 million and (ii) the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the shares of Common Stock described in this prospectus in one or more offerings from time to time through any means described in the section titled “Plan of Distribution.” We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Securityholders. This prospectus also relates to the issuance by us of shares of Common Stock issuable upon the conversion of any shares of Redeemable Convertible Preferred Stock. We will not receive any proceeds from the sale of Registrable Securities pursuant to this prospectus. A prospectus supplement may also add, update, or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with information that is different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. We are not making an offer to sell, or seeking an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site mentioned under the heading “Where You Can Find More Information.”

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Battalion” and to the “Company,” “Registrant,” “we,” “us” or “our” are to Battalion Oil Corporation and its consolidated subsidiaries.

Where You Can Find More Information

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.battalionoil.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC, free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus or each offering under this prospectus is otherwise terminated (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that we filed with the SEC on March 23, 2026;
●	our Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Stockholders that we filed with the SEC on April 30, 2025 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024);
●	our Current Reports on Form 8-K filed with the SEC on January 23, 2026, February 25, 2026, March 9, 2026, March 13, 2026, March 19, 2026, March 31, 2026 and April 3, 2026; and
●	the description of our common stock contained in our Registration Statement on Form 8-A that we filed with the SEC on January 27, 2020, including any amendments or reports filed for the purpose of updating such description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Battalion Oil Corporation
Attention: Senior Vice President, General Counsel and Corporate Secretary
820 Gessner Road, Suite 1100

Houston, Texas 77024
Phone: (832) 538-0300
Walter R. Mayer

Cautionary Statement Regarding Forward-Looking Statements

This prospectus, including information in documents incorporated by reference, contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, may be forward-looking statements, should be evaluated as such and may concern, among other things, planned capital expenditures, potential increases in oil and natural gas production, potential costs to be incurred, future cash flows and borrowings, our financial position, business strategy and other plans and objectives for future operations. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “objective,” “believe,” “predict,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could” and similar terms and phrases. Although we believe that the expectations reflected in forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements. Readers should consider carefully the risks described under the “Risk Factors” section of this report and other sections of this report which describe factors that could cause our actual results to differ from those anticipated in forward-looking statements, which include, but are not limited to, the following factors:

●	volatility in prices for oil, natural gas and natural gas liquids (“NGLs”);
●	our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fund our operations, satisfy our obligations and develop our undeveloped acreage positions;
●	contractual limitations that affect our management’s discretion in managing our business, including covenants that, among other things, limit our ability to incur debt, make investments and pay cash dividends;
●	our indebtedness, which may increase in the future, and higher levels of indebtedness can make us more vulnerable to economic downturns and adverse developments in our business;
●	our ability to replace our oil and natural gas reserves and production;
●	the presence or recoverability of estimated oil and natural gas reserves attributable to our properties and the actual future production rates and associated costs of producing those oil and natural gas reserves;
●	our ability to successfully develop our large inventory of undeveloped acreage;
●	the cost and availability of goods and services, such as drilling rigs, fracture stimulation services and tubulars, which may be subject to inflation caused by labor shortages, supply shortages and increased demand, tariffs and other inflationary pressures;
●	drilling and operating risks, including accidents, equipment failures, fires, and releases of toxic or hazardous materials, such as hydrogen sulfide (H2S), which can result in injury, loss of life, pollution, property damage and suspension of operations;
●	senior management’s ability to execute our plans to meet our goals;
●	access to and availability of water, sand and other treatment materials to carry out fracture stimulations in our completion operations;
●	the possibility that our industry may be subject to future regulatory or legislative actions (including, but not limited to, additional taxes and changes in environmental regulations);
●	access to adequate gathering systems, processing and treating facilities and transportation take-away capacity to move our production to marketing outlets to sell our production at market prices;
●	divestitures could negatively impact our business and our results of operations may be adversely affected if we fail to manage and complete divestitures;

●	the potential for production decline rates for our wells to be greater than we expect;
●	competition, including competition for acreage in our resource play;
●	environmental risks, such as accidental spills of toxic or hazardous materials, and the potential for environmental liabilities;
●	exploration and development risks;
●	our ability to retain key members of senior management, the board of directors and key technical employees;
●	social unrest, political instability or armed conflict in major oil and natural gas producing regions outside the United States (the “U.S.”), such as the political situation in Venezuela, the ongoing conflict between Ukraine and Russia and the war in the Middle East, and acts of terrorism or sabotage;
●	impacts of climate regulations or lawsuits;
●	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business, may be less favorable than expected, including the possibility that economic conditions in the United States will worsen and that capital markets are disrupted, which could adversely affect demand for oil and natural gas and make it difficult to access capital;
●	impacts and potential risks related to actual or anticipated pandemics, including any associated impact to our operations, financial results, liquidity, contractors, customers, employees and vendors;
●	impacts and potential risks of extreme weather;
●	other economic, competitive, governmental, regulatory, legislative, including federal and state regulations and laws, geopolitical and technological factors that may negatively impact our business, operations or oil and natural gas prices;
●	our insurance coverage may not adequately cover all losses that we may sustain; and
●	title to the properties in which we have an interest which may be impaired by title defects.

All forward-looking statements are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus and the documents incorporated by reference. Any forward-looking statements speak only as of this prospectus. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Prospectus Summary

This summary highlights some of the information contained elsewhere in this prospectus and the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in our securities. You should read this entire document and the information incorporated by reference herein before making an investment decision. You should carefully consider the information set forth under “Risk Factors,” as well as those risks described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as the financial information incorporated by reference in this prospectus and the other documents to which we have referred you. In addition, certain statements include forward-looking information that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Unless the context otherwise requires, all references in this report to “Battalion,” the “Company”, “our,” “us,” and “we” refer to Battalion Oil Corporation and its subsidiaries, as a common entity.

Overview

We are an independent energy company focused on the acquisition, production, exploration and development of onshore liquids-rich oil and natural gas assets in the U.S. Our properties and drilling activities are currently focused in the Delaware Basin, where we have an extensive drilling inventory that we believe offers attractive long-term economics.

Our working interests in 39,968 net acres in the Delaware Basin as of December 31, 2025 are in Pecos, Reeves, Ward and Winkler Counties, Texas. This resource play is characterized by high oil and liquids-rich natural gas content in thick, continuous sections of source rock that can provide repeatable drilling opportunities and significant initial production rates. Our primary targets in this area are the Wolfcamp and Bone Spring formations. As of December 31, 2025, we had 82 operated wells producing in this area in addition to minor working interests in 22 non-operated wells. Our average daily net production for the year ended December 31, 2025 was 12,096 Boe/d.

At December 31, 2025, our estimated total proved oil and natural gas reserves were approximately 59.7 MMBoe, consisting of 31.8 MMBbls of oil, 11.6 MMBbls of NGLs and 97.5 Bcf of natural gas, as prepared by our independent reserve engineering firm, Netherland, Sewell & Associates, Inc. (“NSAI”). Reserves were prepared using a crude oil price of West Texas Intermediate (“WTI”) of $66.01 per Bbl and a Henry Hub natural gas price of $3.39 per MMBtu, based on the preceding 12-month first day of the month average spot prices as required by the Securities and Exchange Commission (the “SEC”). Approximately 60% of our estimated proved reserves were classified as proved developed and we maintain operational control of 99.8% of our estimated proved reserves as of December 31, 2025.

On December 18, 2025, we entered into an agreement of sale and purchase with MCM Delaware Resources, LLC (“MCM”) to sell substantially all of our oil and natural gas properties and related assets in the West Quito Draw area located in the Southern Delaware Basin in Ward County, Texas (the “West Quito Assets”) for a total sales price of approximately $62.6 million, subject to adjustment for accounting between the effective date of December 1, 2025 and the closing date and other customary adjustments (the “West Quito Divestiture”). The West Quito Divestiture closed on February 24, 2026 for an adjusted sales price of $60.1 million. The West Quito Assets include approximately 6,100 net acres in Ward County, Texas which contributed approximately 15% of our annual production for the year ended December 31, 2025 and accounted for approximately 6.0 MMboe, or approximately 10%, of our proved reserves at December 31, 2025.

Recent Developments

Private Placement

On March 3, 2026, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (“Institutional Investor”). Pursuant to the Securities Purchase Agreement, the Company agreed to sell and the Institutional Investor agreed to purchase from the Company, in a private placement offering, 1,800,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $5.50 per Share and pre-funded warrants to purchase up to 927,273 shares of Common Stock (the “Pre-Funded Warrants”) at a purchase price of $5.4999 per Pre-Funded Warrant share, for aggregate gross proceeds of $15.0 million. The Pre-Funded Warrants have an exercise price of $0.0001 per share. The offering closed on March 4, 2026, on satisfaction of customary closing conditions.

The Pre-Funded Warrants are exercisable immediately upon issuance and shall expire on March 4, 2033. The Pre-Funded Warrants may not be exercised to the extent such exercise would cause the holder to beneficially own more than 9.99% of the Company’s issued and outstanding shares of Common Stock.

The Securities Purchase Agreement has customary representations, warranties, covenants and closing conditions for a transaction of this nature. Pursuant to the Securities Purchase Agreement, for a period commencing upon the signing of the Securities Purchase Agreement, until 30 days after the effective date of the Registration Statement (as defined below), neither the Company nor any of its subsidiaries shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or (ii) file any registration statement or any amendment or supplement thereto. The restrictions are subject to certain exceptions as described in the Securities Purchase Agreement. Further, for a period of 30 days following the effective date of the Registration Statement, the Company is also prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction, as defined in the Securities Purchase Agreement.

In connection with the Securities Purchase Agreement, on March 3, 2026, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Institutional Investor. Pursuant to the Registration Rights Agreement, the Company has filed a resale registration statement (the “Registration Statement”) with the SEC to register for resale the Shares and the shares of Common Stock underlying the Pre-Funded Warrants within 20 calendar days of the date of such agreement and use its reasonable best efforts to cause the registration statement to become effective within 45 calendar days of the date of the Registration Rights Agreement (or 75 days in the event of a “full review” by the SEC). The Registration Rights Agreement also contains indemnification provisions and other provisions customary for an agreement of this type and provides for liquidated damages to the Institutional Investor in the event the Company fails to comply with certain of its obligations thereunder. The Company is required to keep the Registration Statement effective until all of the shares registered thereunder have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or are saleable without restriction under Rule 144.

The securities issued in that private placement are not being registered for resale pursuant to this prospectus and are covered by a separate resale registration statement/prospectus.

Expansion of Monument Draw Position With Strategic Acquisition from Sundown

On March 10, 2026, the Company, together with a wholly owned subsidiary, entered into a Purchase and Sale Agreement (the “PSA”) with RoadRunner Resource Holding LLC (formerly Sundown Energy LP) (“Sundown”) to acquire approximately 7,090 net acres of oil and gas assets located in Ward County, Texas (the “Assets”). The transaction closed on March 19, 2026.

Pursuant to the PSA, the Company issued 485,000 shares of its common stock, par value $0.0001 per share (the “Purchase Price Shares”), to Sundown as consideration for the Assets.

The issuance of the Purchase Price Shares was made in reliance on Section 4(a)(2) of the Securities Act. The shares constituted “restricted securities” as defined in Rule 144 under the Securities Act and will be subject to transfer limitations, including a 60-day lock-up period.

Preferred Stock Conversion

On March 30, 2026, we issued 1,800,000 shares of our Common Stock to Luminus Energy Partners Master Fund, Ltd. (“Luminus”) upon the conversion of 7,803 shares of our Series A-2 Preferred Stock. The conversion was calculated in accordance with the terms of the Series A-2 Preferred Stock, including adjustments provided in respect of any Unpaid Dividend Accrual (as defined in our Certificate of Incorporation, as amended), and using a conversion price of $6.21 per share.

As previously disclosed, the Series A-2 Preferred Stock was issued, pursuant to that certain Purchase Agreement (the “Series A-2 Purchase Agreement”) entered into on December 15, 2023, by and among us and each of the purchasers set forth on Schedule A thereto (the “Series A-2 Purchasers” and the purchase and sale of such shares of Series A-2 Preferred Stock, the “Series A-2 Preferred Stock Transaction”).

The Series A-2 Purchasers, including Luminus, and/or their respective affiliates, consisted of our largest three (3) shareholders whose appointed representatives made up fifty percent (50%) of our board of directors. The Series A-2 Preferred Stock Transaction, including the Common Stock issuable upon the conversion of the Series A-2 Preferred Stock, was approved by our board of directors upon recommendation by a special committee of disinterested directors that was established to evaluate the proposed terms of the Series A-2 Preferred Stock Transaction.

Issuance of the Common Stock was undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Stock Exchange Listing

Our shares of Common Stock are listed on the NYSE American exchange under the symbol “BATL”.

Corporate Information

Our principal offices are located at 820 Gessner Road, Suite 1100, Houston, Texas 77024, telephone number (832) 538-0300, and our website can be found at www.battalionoil.com. Unless specifically incorporated by reference in this prospectus, information that you may find on Battalion’s website is not part of this prospectus.

Smaller Reporting Company

Additionally, we are currently a “smaller reporting company” as defined in Item 10(1)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

The Offering

Issuer	Battalion Oil Corporation
Common Stock offered by the Selling Securityholders

(i) 5,935,377 shares of Common Stock for the accounts of the Selling Securityholders named in this prospectus and (ii) 31,063,757 shares of Common Stock, issuable as of April 4, 2026 based on the applicable Liquidation Preference (as defined below) and conversion prices in effect and including an additional 4,625,909 shares of Common Stock that the Company has estimated in good faith as the maximum number of shares of Common Stock that may become issuable upon conversion of the Redeemable Convertible Preferred Stock as a result of adjustments and accruals permitted under the applicable certificate of designation, upon the conversion of the Company’s Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), Series A-1 Preferred Stock, par value $0.0001 per share (“Series A-1 Preferred Stock”), Series A-2 Preferred Stock, par value $0.0001 per share (“Series A-2 Preferred Stock”), Series A-3 Preferred Stock, par value $0.0001 per share (“Series A-3 Preferred Stock”) and Series A-4 Preferred Stock, par value $0.0001 per share (“Series A-4 Preferred Stock,” and, together with the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, and Series A-3 Preferred Stock, the “Redeemable Convertible Preferred Stock”) issued by the Company. The shares of Common Stock held by the Selling Securityholders and underlying the Redeemable Convertible Preferred Stock held by the Selling Securityholders and registered by this prospectus are referred to herein as the “Registrable Securities.”

Terms of the Offering of the Common Stock offered by the Selling Securityholders	The Selling Securityholders will determine when and how they will sell the shares of Common Stock offered in this prospectus, as described in “Plan of Distribution.”
Use of Proceeds	We will not receive any proceeds from the sale of the Registrable Securities. See “Use of Proceeds.”
NYSE American Ticker Symbol	Our shares of Common Stock are listed on the NYSE American exchange under the symbol “BATL”.
Risk Factors

Any investment in the Registrable Securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference.

Risk Factors

An investment in our securities involves a high degree of risk. Before making an investment decision, in addition to the risks and uncertainties discussed above under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents that we file with the SEC and are incorporated by reference in this prospectus; and (ii) contained in or incorporated by reference into the applicable prospectus supplement and any applicable free-writing prospectus.

The risks incorporated by reference in this prospectus are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial.

The sale of a substantial number of shares of our common stock in the public market, including resale of the Shares issued to the Selling Securityholders and offers pursuant to a prospectus supplement to this prospectus, could adversely affect the prevailing market price for our common stock.

We are registering for resale 36,999,134 shares of Common Stock issued to the Selling Securityholders. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. We cannot predict if and when the Selling Securityholders may sell such shares in the public markets. Furthermore, we may offer up to $375 million of our securities pursuant to a prospectus supplement to this prospectus in the future. Any such issuances could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

Use Of Proceeds

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include, without limitation, acquisitions, additions to working capital, capital expenditures and repayment or refinancing of debt. Net proceeds may be temporarily invested prior to use.

All of the shares of Registrable Securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their account. We will not receive any of the proceeds from these sales.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of Common Stock to be sold by the Selling Securityholders pursuant to this prospectus. Other than registration-related expenses, the Selling Securityholders will bear their own broker or similar commissions payable with respect to any sales of their shares of Common Stock.

Selling Securityholders

The Selling Securityholders may from time to time offer and sell any or all of the shares of Common Stock being offered for resale by this prospectus, which consist of:

●	Up to 5,935,377 shares of Common Stock; and
●	Up to 31,063,757 shares of Common Stock underlying shares of Redeemable Convertible Preferred Stock issuable upon conversion of Redeemable Convertible Preferred Stock.

When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Registrable Securities other than through a public sale.

The table below lists the Selling Securityholders and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Securityholders. This information has been obtained from the Selling Securityholders or in Schedules 13G or 13D and other public documents filed with the SEC. The second column lists the number of shares of Common Stock beneficially owned by the Selling Securityholders, based on their beneficial ownership of shares of Common Stock, as of April 15, 2026, assuming conversion of the Redeemable Convertible Preferred Stock, held by the Selling Securityholders on that date, without regard to any limitations on conversion, unless otherwise indicated. Further, shares of Common Stock issuable upon conversion of the Redeemable Convertible Preferred Stock may be offered only after issuance of shares of Common Stock upon conversion of the Redeemable Convertible Preferred Stock pursuant to the terms of the respective certificate of designations. Such estimations of shares of Common Stock issuable upon conversion of Redeemable Convertible Preferred Stock are as of April 4, 2026 in accordance with the applicable certificates of designations, including any adjustments applicable as of such date, and include an additional 4,625,909 shares of Common Stock that the Company has estimated in good faith as the maximum number of shares of Common Stock issuable upon conversion of the Redeemable Convertible Preferred Stock. The table below does not include the additional 4,625,909 shares.

The applicable percentage ownership of shares of Common Stock in the second and fifth columns is based on approximately 21,468,836 shares of Common Stock outstanding as of April 15, 2026 and assumes conversion of all outstanding Redeemable Convertible Preferred Stock. Information with respect to shares of Common Stock owned beneficially after the offering assumes the sale of all of the Registrable Securities. The Selling Securityholders may offer and sell some, all or none of their Registrable Securities, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all Registrable Securities that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, the Selling Securityholders are not broker-dealers or affiliates of a broker dealer.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these shares.

	Before Offering(1)			After Offering
Selling Securityholder	Number Beneficially Owned	Percentage of Shares Beneficially Owned	Maximum Number of Shares Offered(7)	Number Beneficially Owned(2)	Percentage of Shares Beneficially Owned
Luminus Management, LLC(3)	14,042,103	39.5%	14,042,103	—	—
Brookfield Oaktree Holdings, LLC(4)	12,303,949	36.4%	12,303,949	—	—
Gen IV Investment Opportunities, LLC(5)	5,542,173	20.5%	5,542,173	—	—
RoadRunner Resource Holdings LLC(6)	485,000	2.2%	485,000	—	—
Total	32,373,225	60.1%	32,373,225	—	—

*Percentage not listed if less than 1%.

(1)

Assumes conversion of the Redeemable Convertible Preferred Stock in accordance with the applicable certificates of designations as of April 4, 2026, including any adjustments applicable as of such date in respect of unpaid and accrued dividends (including any dividend amounts that increase the Liquidation Preference). The actual number of shares of Common Stock issuable upon conversion may increase or decrease in accordance with the terms of the Redeemable Convertible Preferred Stock.

(2)	Assumes sale of all shares of Common Stock covered by this prospectus and no further acquisitions of shares of Common Stock by the Selling Securityholders.
(3)

Consists of (i) 1,462,288 shares of Common Stock and (ii) 12,579,815 shares of Common Stock that may be acquired through the conversion of the Redeemable Convertible Preferred Stock held of record by Luminus Management, LLC (“Luminus”). This information is based solely on information provided to us from Luminus on April 17, 2026. The business address for Luminus is 1811 Bering Drive, Suite 400, Houston, Texas 77057.

(4)

Consists of (i) 3,988,089 shares of Common Stock and (ii) 8,315,860 shares of Common Stock that may be acquired through the conversion of the Redeemable Convertible Preferred Stock held of record by Brookfield Oaktree Holdings, LLC (“Oaktree”). This information is based solely on information provided to us from Oaktree on April 17, 2026. The business address for Oaktree is 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

(5)

Consists of 5,542,173 shares of Common Stock that may be acquired through the conversion of the Redeemable Convertible Preferred Stock held of record by Gen IV Investment Opportunities, LLC (“Gen IV”). This information is based solely on information provided to us from Gen IV on April 20, 2026. The business address for Gen IV is 1700 Broadway, 35th Floor, New York, New York 10019.

(6)

This information is based solely on information provided to us from RoadRunner Resource Holdings LLC (“RoadRunner”) on April 17, 2026. The business address for RoadRunner is 16400 Dallas Parkway, Suite 100, Dallas, TX 75248.

(7)

The shares listed in the “Maximum Number of Shares Offered” column do not include the additional 4,625,909 shares of Common Stock that the Company is registering as a good faith estimate of the maximum number of shares of Common Stock issuable upon conversion of the Redeemable Convertible Preferred Stock.

Plan Of Distribution

Sales of Common Stock by the Selling Securityholders

This prospectus relates to the resale from time to time by the Selling Securityholders of up to 36,999,134 shares of Common Stock of the Company, consisting of (i) 5,935,377 shares of Common Stock that are issued and outstanding and (ii) 31,063,757 shares of Common Stock underlying shares of Redeemable Convertible Preferred Stock and issuable upon conversion of the shares of Redeemable Convertible Preferred Stock. See “Use of Proceeds.”

We will not receive any of the proceeds from the sale of the Registrable Securities by the Selling Securityholders. We are required to pay all fees and expenses incident to the registration of the shares of Common Stock to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Common Stock.

Once issued and upon effectiveness of the Registration Statement of which this prospectus forms a part, the shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling shares of Common Stock received after the date of this prospectus from Selling Securityholders as a gift, pledge, partnership distribution or other transfer. Each Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of shares of Common Stock to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their shares of Common Stock offered by this prospectus on any stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions.

The Selling Securityholders may use any one or more of the following methods when selling the shares of Common Stock offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	an over-the-counter distribution in accordance with the rules of the applicable exchange;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;
●	agreements with underwriters or broker-dealers to sell a specified number of the shares at a stipulated per share price;
●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	in underwritten offerings on a firm commitment or best efforts basis;
●	in exchange distributions in accordance with the rules of the applicable exchange;
●	by pledge to secure debts and other obligations;
●	through delayed delivery requirements;
●	through a combination of any of the above methods of sale; or
●	any other method permitted pursuant to applicable law.

In addition, the Selling Securityholders may elect to make an in-kind distribution of shares of Common Stock to their members, partners or shareholders pursuant to the Registration Statement of which this prospectus forms a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the shares of Common Stock acquired in the distribution.

The Selling Securityholders also may transfer the Registrable Securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Securityholders that a donee, pledgee, transferee, other successor-in-interest intends to sell Registrable Securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

The Selling Securityholders may also sell the Registrable Securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

To the extent required, the Registrable Securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement that includes this prospectus.

In connection with the sale of the Registrable Securities, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholders may also sell the Registrable Securities short and deliver these shares of Common Stock to close out their short positions, or loan or pledge the Registrable Securities to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In offering the shares of Common Stock covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those shares of Common Stock may be underwriting discounts and commissions under the Securities Act (it being understood that the Selling Securityholders named herein shall not be deemed to be underwriters solely as a result of their participation in this offering).

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from the registration or qualification requirement is available and is complied with. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Sales of Securities by the Company

The securities offered by this prospectus and applicable prospectus supplements may be sold from time to time in one or more of the following ways:

●	to or through underwriters or dealers;
●	through agents;
●	directly to purchasers;
●	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	privately negotiated transactions;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; or
●	through a combination of any such methods of sale or by any other legally available means.

The applicable prospectus supplement relating to the securities will set forth:

●	their offering terms, including the name or names of any underwriters, dealers or agents;
●	the purchase price of the securities and the proceeds to us from such sale;
●	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;
●	any public offering price;
●	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; and
●	any securities exchanges on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us or the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale, including in “at the market offerings”;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

We may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out or hedge any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Underwriting Compensation

Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time. Underwriters, dealers and agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling security holders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short-sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public, either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Indemnification; Other Relationships

We may agree to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to make contributions to them in connection with those liabilities. Underwriters, dealers and agents, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the NYSE American. We expect any shares of common stock will be listed on the NYSE American, but any other securities may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Description of Capital Stock

This section describes the general terms of our capital stock. Our capital stock may be offered directly or in connection with the conversion, exchange or exercise of other securities. The following description of our capital stock does not purport to be complete and is subject to and qualified by reference to our Certificate of Incorporation and our bylaws (the “Bylaws,” and together with our Certificate of Incorporation, our “Charter Documents”). For additional information, please read our Charter Documents, which we have filed as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized Capital Stock

Our authorized capital stock consists of 101,000,000 shares, of which 100,000,000 shares are common stock, par value $0.0001 per share and 1,000,000 shares are preferred stock, par value $0.0001 per share. As of April 15, 2026, we had 21,468,836 shares of common stock, 25,000 shares of Series A Preferred Stock, 38,000 shares of Series A-1 Preferred Stock, 27,197 shares of Series A-2 Preferred Stock, 20,000 shares of Series A-3 Preferred Stock and 20,000 shares of Series A-4 Preferred Stock outstanding.

Common Stock

Voting rights.

Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of stockholders. Stockholders do not have the right to cumulate their votes in the election of directors.

Dividends, distributions and stock splits.

Holders of common stock are entitled to receive dividends if, as and when such dividends are declared by the Board out of assets legally available therefor after payment of dividends required to be paid on shares of preferred stock, if any. Our existing debt arrangements restrict our ability to pay cash dividends.

Liquidation.

In the event of any dissolution, liquidation, or winding up of our affairs, whether voluntary or involuntary, after payment of debts and other liabilities and making provision for any holders of our preferred stock who have a liquidation preference, our remaining assets will be distributed ratably among the holders of common stock.

Fully paid.

All shares of common stock outstanding are fully paid and nonassessable.

Other rights.

Holders of common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities.

Under the terms of the Certificate of Incorporation and the Bylaws, the Company is prohibited from issuing any non-voting equity securities to the extent required under Section 1123(a)(6) of the Bankruptcy Code and only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company.

Listing.

The common stock is currently listed on the NYSE American under the symbol “BATL.”

Preferred Stock

Our Board has the authority to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of that series, which may be superior to those of the common stock, without further vote or action by the stockholders. One of the effects of undesignated preferred stock may be to enable our Board to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and as a result to protect the continuity of our management. The issuance of shares of the preferred stock by the Board as described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by us may rank superior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

If we offer shares of preferred stock directly or we offer shares of preferred stock indirectly through the offer of securities that are convertible, redeemable, exchangeable or exercisable into shares of preferred stock, the applicable prospectus supplement will describe the terms, including the following if applicable:

●	the designation of the series;
●	the number of shares of the series;
●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
●	the dates at which dividends, if any, will be payable;
●	the redemption rights and price or prices, if any, for shares of the series;
●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation,
●	dissolution or winding-up of the affairs of the Company;
●	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
●	restrictions on the issuance of shares of the same series or of any other class or series; and
●	the voting rights, if any, of the holders of the series.

Redeemable Convertible Preferred Stock

Voting Rights.

Holders of shares of the Redeemable Convertible Preferred Stock generally have no voting rights with respect to the shares of Redeemable Convertible Preferred Stock except as required by the DGCL, other applicable law, and the applicable certificate of designation.

Dividends.

Holders of Redeemable Convertible Preferred Stock are entitled to receive cumulative dividends at a fixed rate of 14.5% per annum on the “Liquidation Preference” (as defined in the applicable certificate of designation, or $1,000 per share, as adjusted for any accrued and unpaid dividends added to the liquidation preference), compounding and accruing quarterly in arrears. Dividends may be paid in cash or, if not declared and paid in cash, the amount of any such dividend shall automatically accrue at a fixed rate of 16.0% per annum on the Liquidation Preference and be added to the Liquidation Preference (a “PIK Accrual”). Currently, the Company’s 2024 Amended Term Loan Agreement prohibits the payment of cash dividends. Additionally, while the Company has not declared or paid dividends on its common stock since its inception, holders of Redeemable Convertible Preferred Stock will be entitled to participate in any dividends or permitted distributions to holders of common stock on an as-converted basis should they occur.

Conversion Features.

In addition to the conversion rights noted in “Redemption Features (Change of Control)” below, holders of Redeemable Convertible Preferred Stock may convert their shares, from time to time and subject to certain limitations, into common stock at the Conversion Ratio equal to the then applicable Liquidation Preference at the time of conversion divided by the then applicable Conversion Price (initially set to reflect an 18% premium to the volume weighted average price of common stock for the 20 trading days immediately preceding the closing date); provided that issuances of shares of Common Stock upon conversion of the Redeemable Convertible Preferred Stock are subject to certain limitations imposed by NYSE American rules, which may limit the total number of shares of Common Stock issuable upon conversion of the Redeemable Convertible Preferred Stock absent stockholder approval. Additionally, in accordance with the applicable certificate of designation, and with respect to certain series of the Redeemable Convertible Preferred Stock, the Company may have the right, at its option, to effect a conversion of some or all outstanding shares into Common Stock at the then-applicable conversion ratio if specified valuation metrics are satisfied.

Redemption Features (Issuer).

Subject to the terms of the applicable certificate of designations and applicable restrictions (including stock exchange rules), the Company has the option to redeem the Redeemable Convertible Preferred Stock for cash at redemption prices that vary based on the time elapsed since issuance and may range from 100% to 120% of the then-applicable Liquidation Preference, as adjusted for accrued and unpaid dividends.

Redemption Features (Change of Control).

Upon the occurrence of a change of control, the rights of holders of the Redeemable Convertible Preferred Stock depend on the applicable series and the timing of the change of control relative to the applicable issuance date and any applicable “Term Loan Restricted Period” (as defined in the applicable certificate of designation). Depending on those factors, the Company may be permitted or required to offer holders a cash payment per share equal to the Liquidation Preference or the Redemption Price, as applicable and as defined under the relevant series, and, in certain circumstances, holders may have the right, in lieu of receiving cash, to elect to receive the same form and amount of consideration they would have received in the change of control transaction if their shares had been converted into Common Stock at the applicable Conversion Ratio, in each case subject to the notice and election mechanics set forth in the applicable certificate of designation.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Our Certificate of Incorporation, bylaws and the DGCL contain certain provisions that could discourage potential takeover attempts and make it more difficult for stockholders to change management or receive a premium for their shares.

Delaware law.

Under Section 203 of the DGCL, a corporation is prohibited from engaging in any business combination with a stockholder who, together with its affiliates or associates, owns (or who is an affiliate or associate of the corporation and within a three-year period did own) 15% or more of the corporation’s outstanding voting stock (which we refer to as an “interested stockholder”) for a three-year period following the time the stockholder became an interested stockholder, unless:

prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66⅔% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

A business combination generally includes:

●	mergers and consolidations with or caused by an interested stockholder;
●	sales or other dispositions of 10% or more of the assets of a corporation to an interested stockholder;
●	specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and
●	other transactions resulting in a disproportionate financial benefit to an interested stockholder.

The provisions of Section 203 of the DGCL do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders. Because our Certificate of Incorporation and bylaws do not include any provision to “opt-out” of Section 203 of the DGCL, the statute will apply to business combinations involving us.

Charter and bylaw provisions.

Delaware law permits any Delaware corporation to classify its board of directors into as many as three (3) classes with staggered terms of office. After initial implementation of a classified board, pursuant to the provision of our Certificate of Incorporation, our Board was declassified, effective as of the annual meeting of our stockholders, held on June 8, 2021. Our Certificate of Incorporation, which was duly adopted pursuant to the Joint Prepackaged Chapter 11 Plan of Halcón Resources Corporation and its Affiliated Debtors, dated as of August 2, 2019 (as amended, the “Plan”) and confirmed by the United States Bankruptcy Court for the District of Delaware entered September 24, 2019 and thereby approved pursuant to Section 303 of the DGCL, effective as of October 8, 2019 (the “Plan Effective Date”), and our amended and restated bylaws, as amended, provide that our Board shall not have less than one nor more than seven directors. Each nominee for director stands for election to a one-year term expiring at the next annual meeting of stockholders. None of our current directors served on our Board pre-emergence from bankruptcy.

Exclusive Forum.

Our Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Company to the Company or the Company stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL; or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

The choice of forum provisions summarized above are not intended to, and would not, apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and the choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, 1717 Arch Street, Suite 1300, Philadelphia, PA 19103. Its phone number is (877) 830-4936.

Description of Depositary Shares

We may issue preferred stock either separately or represented by depositary shares. We may also, at our option, issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the prospectus supplement relating to such depositary shares) of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock represented thereby. Those rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued under a deposit agreement.

We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Description of Warrants

This section describes the general terms and provisions of the warrants. A prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants for the purchase of common stock, preferred stock or depositary shares. Warrants may be issued alone or together with common stock, preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

We have summarized the material terms and provisions of the warrant agreements and warrants in this section. We will file the form of warrant agreement (including the form of warrant) with the SEC either as an exhibit to an amendment to the registration statement of which this prospectus is a part, or as an exhibit to a Current Report on Form 8-K. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

If we offer warrants, the applicable prospectus supplement will identify the warrant agent and describe the terms of the warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including the following:

●	the title of the warrants;
●	the aggregate number of warrants;
●	the price or prices at which the warrants will be issued;
●	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable if not payable in U.S. dollars;
●	the number and, if applicable, the designation and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;
●	if applicable, the designation and terms of any related securities with which the warrants are issued with the warrants and the number of warrants issued with each security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	the anti-dilution provisions, if any, related to the securities purchasable upon exercise of the warrants;
●	the date on which the right to exercise the warrants shall commence and the date on which the right to exercise shall expire;
●	the maximum or minimum number of warrants that may be exercised at any time;
●	if applicable, the United States federal income tax considerations;
●	whether the warrants will be issued in registered or bearer form; and
●	any other terms of the warrants.

You may, at the corporate trust offices of the warrant agent or any other office indicated in the applicable prospectus supplement:

●	exchange warrant certificates for new warrant certificates of different denominations;
●	if the warrant certificates are in registered form, present them for registration of transfer; and
●	exercise warrant certificates.

Description of Purchase Contracts

The following is a general description of the terms of the purchase contracts we may issue from time to time. The applicable prospectus supplement will describe the terms of any purchase contracts and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts and (3) if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock or depositary shares or at a future date or dates. The consideration may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract, as applicable, upon the occurrence of certain events.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must review the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part of, the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the other securities described in this prospectus in any combination. In addition, we will describe in the applicable prospectus supplement and any incorporated documents the terms of any series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	whether we will apply to have the units traded on a securities exchange or securities quotation system;
●	if applicable, any material United States federal income tax consequences;
●	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities
●	any provisions of the governing unit agreement that differ from those described below;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	any other information we think is important about the units.

The provisions described in this section, as well as those described under the other sections describing the securities offered by this prospectus, will apply to each unit and to any of such other securities included in each unit.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Legal Matters

The validity of the securities and certain other matters will be passed upon for us by Mayer Brown LLP. Certain legal matters will be passed upon for any underwriters, dealers or agents by the law firm identified as counsel to such underwriters, dealers or agents in the applicable prospectus supplement.

Experts

The financial statements of Battalion Oil Corporation as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated in this prospectus by reference to the Form 10-K filed on March 23, 2026, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The estimated reserve evaluations and related calculations of Netherland, Sewell & Associates, Inc., an independent reserve engineering firm, are included in this prospectus and have been incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, in reliance on the authority of that firm as experts in reserve engineering.